      EXHIBIT 10.4 - FORM OF EXECUTIVE REVENUE NEUTRAL RETIREMENT AGREEMENT
                       - EMPLOYEE WITH SEVEN YEAR VESTING

                   (C) 1998 BANK COMPENSATION STRATEGIES GROUP


THIS DOCUMENT IS PROVIDED TO ASSIST YOUR LEGAL COUNSEL IN DOCUMENTING YOUR SPECIFIC ARRANGEMENT. IT IS NOT A FORM TO BE SIGNED, NOR IS IT TO BE CONSTRUED AS LEGAL ADVICE. FAILURE TO ACCURATELY DOCUMENT YOUR ARRANGEMENT COULD RESULT IN SIGNIFICANT LOSSES, WHETHER FROM CLAIMS OF THOSE PARTICIPATING IN THE ARRANGEMENT, FROM THE HEIRS AND BENEFICIARIES OF PARTICIPANTS, OR FROM REGULATORY AGENCIES SUCH AS THE INTERNAL REVENUE SERVICE AND THE DEPARTMENT OF LABOR. LICENSE IS HEREBY GRANTED TO YOUR LEGAL COUNSEL TO USE THESE MATERIALS IN DOCUMENTING SOLELY YOUR ARRANGEMENT.


                              BANK OF MURFREESBORO
                 EXECUTIVE REVENUE NEUTRAL RETIREMENT AGREEMENT

         THIS AGREEMENT is made this 13th day of January, 1999, by and between the BANK OF MURFREESBORO, located in Murfreesboro, Tennessee (the "Bank"), and ___________ (the "Executive"). This agreement shall be effective as of January 1, 1999.

                                  INTRODUCTION

         To attract, retain and reward quality management, and to provide a potentially higher level of retirement income, the Bank is willing to provide the Executive with this Executive Revenue Neutral Retirement Agreement. The Bank will pay the benefits from its general assets.

                                    AGREEMENT

         The Executive and the Bank agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

         1.1 "Adjustment Rate" shall mean the figure equal to one minus the Bank's highest marginal Federal and State income tax rate for the current calendar year.

         2.2 "Change of Control" shall mean the occurrence of any of the following:

                  (A) the Corporation has actual knowledge that any person or entity other than the Corporation, a subsidiary of the Corporation, or any employee benefit plan sponsored by the Corporation or subsidiary has acquired the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), directly or indirectly, of 25% or more of the then outstanding Stock (other than upon conversion of any then outstanding Convertible Preferred Stock); or

                  (B) a tender offer is made to acquire securities of the Corporation entitling the holders thereof to 25% or more of the voting power to elect directors of the Corporation; or

                  (C) a solicitation subject to Rule 14a-11 under the Securities Exchange Act of 1934, as amended (or any successor Rule) relating to the election or removal of 50% or more of the members of the Board shall be made by any person or entity other than the Corporation; or

                  (D) individuals who constitute the Board immediately prior to any meeting of the stockholders (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof; or

                  (E) the stockholders of the Corporation shall approve a merger, consolidation, share exchange, division or other reorganization of the Corporation as a result of which the stockholders of the Corporation immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction 51% or more of the voting power to elect directors of (i) the surviving or resulting corporation in the case of a merger or consolidation, (ii) the acquiring corporation, in the case of a share exchange, or (iii) each surviving, resulting or acquiring corporation which, immediately following such transaction, in the case of a division, holds more than 15% of the consolidated assets of the Corporation immediately preceding such transaction; or

                  (F) the stockholders of the Corporation shall approve a complete liquidation and dissolution of the Corporation or the sale or other disposition of all or substantially all of the assets of the Corporation other than to a wholly-owned subsidiary of the Corporation.

                  Notwithstanding the occurrence of any of the foregoing, the Board may determine, if it deems it to be in the best interest of the Corporation and consistent with a good faith interpretation of this Plan, that an event or events otherwise constituting a Change of Control shall not be so considered. Such determination shall be effective if it is made by the Board prior to the occurrence of an event that otherwise would be or probably will lead to a Change in Control or after such event if made by the Board a majority of which is composed of all directors who were members of the Board immediately prior to the event that otherwise would be or probably will lead to a Change in Control. Upon such determination, such event or events shall not be deemed to be a Change in Control for any purposes of this Plan.

         2.3 "Corporation" means Murfreesboro Bancorp, Inc.

         2.4 "Disability" means, if the Executive is covered by a Bank-sponsored disability policy, total disability as defined in such policy without regard to any waiting period. If the Executive is not covered by such a policy, Disability means the Executive suffering a sickness, accident or injury which, in the judgment of a physician satisfactory to both the Executive and the Bank, prevents the Executive from performing substantially all of the Executive's normal duties for the Bank.

         2.5 "Employment Date" means the date which the Executive was first employed on a full-time basis by the Bank or the Corporation or any subsidiary of the Bank or Corporation.

         2.6 "Excess Benefit A Payment" means the additional annual payment amount as a result of crediting interest to the Retirement Account during the post retirement years. For example, the annual payment on a $100,000 Retirement Account, paid over 10 years without interest, would be $10,000. The annual payment with interest credited at 7 percent would equal $13,933, resulting in an Excess Benefit A Payment of $3,933.

         2.7 "Normal Retirement Benefit" means the benefit described in Article
3.

         2.8 "Normal Retirement Age" means the Executive's ____ birthday.

         2.9 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

         2.10 "Plan Year" means each calendar year from January 1 through December 31. In the year of implementation, it shall commence with the effective date of this Agreement and end on December 31, 1999.

         2.11 "Retirement Account" means the account maintained on the books of the Bank as described in Section 2.3.

         2.12 "Simulated Investments" mean investments specified by the Bank for use in measuring the Retirement Benefit. Subject to Article 2, the Bank can change the Simulated Investments only with the Executive's written agreement. The Simulated Investments shall be of equal initial amounts.

         2.13 "Simulated Investment Rate" means the after-tax rate of return on a Simulated Investment. If the Simulated Investment is a life insurance policy, the Simulated Investment Rate shall track cash surrender value and not include receipt of the policy's death benefit.

         2.14 "Termination of Employment" means the Executive ceases to be employed by the Bank or the Corporation or any subsidiary of the Bank or Corporation or their successor for any reason other than death.

                                    ARTICLE 2
                               RETIREMENT ACCOUNT

         2.1 Simulated Investments. The Bank shall establish two simulated investments as of January 1, 1999, as follows:

                  2.1.1 Simulated Investment Number One shall track the cash surrender value of a portfolio of life insurance policies with an aggregate single premium investment of $1.5 Million as detailed in Appendix A. After tax earnings shall be based on the annual growth in the cash surrender value ("CSV") of these policies. The annual growth in such CSV is calculated as follows:

                 Total portfolio CSV at the end of the Plan Year
                                      minus
              Total portfolio CSV at the beginning of the Plan Year


         The following example will illustrate this calculation:

         Portfolio CSV - 12/31/99                                     $1,050,000

         Portfolio CSV - 12/31/98                                     $1,000,000

         Simulated Investment Number One
         growth in CSV for 1999                                       $   50,000

         For purposes of this calculation, if an individual covered by a simulated life insurance policy as described in Appendix A dies during a Plan Year, the policy cash surrender value will be excluded from the calculation of both the beginning of year and end of year portfolio cash surrender values.

                  2.1.2 Simulated Investment Number Two shall track the value of a simulated investment account comprised of both principal and accumulated net after-tax interest earnings. Principal contributions to this account will be equal to premium contributions made to Simulated Investment Number One and credited at the same time as premium contributions. Pre-tax interest earnings shall be based on the lowest yield on the one-year constant maturity for Treasuries (referred to as the CMT Index). This rate shall be determined annually, and shall be based upon the lowest yield during the month of December of the calendar year prior to the end of the current Plan Year. Simulated Investment Number Two assumes the income tax rate to be the Bank's highest marginal tax rate for the current calendar year, and assumes that interest (net of tax) shall be compounded on an annual basis at the end of each Plan Year. The annual growth is calculated as follows:

                 Total account value at the end of the Plan Year
                                      minus
              Total account value at the beginning of the Plan Year


         The following example will illustrate this calculation:

         Account value - 12/31/99*                                    $1,027,000

         Account value - 12/31/98                                     $1,000,000

         Simulated Investment Number Two
         growth for 1999                                              $   27,000

         * Assumes 4.5 percent CMT rate and 40 percent tax bracket.

         For purposes of this calculation, if an individual covered by a simulated life insurance policy as described in Appendix A dies during a Plan Year, the principal and cumulative interest earnings associated with the premium contributions from that policy will be excluded from the calculation of both the beginning of year and end of year account values.

         2.2 Allocated Earnings. The earnings allocated to the Executive's Retirement Account shall equal the growth for the applicable Plan Year of Simulated Investment Number One under Section 2.1.1 minus the growth for the applicable Plan Year of Simulated Investment Number Two under Section 2.1.2. This amount shall then be divided by the Adjustment Rate as defined in Section
1.1 and then multiplied by the allocation percentage from Appendix B. If the growth of Simulated Investment Number Two exceeds the growth of Simulated Investment Number One (earnings deficit) for any Plan Year, no amount is allocated to the Executive's Retirement Account for that year. In addition, subsequent Allocated Earnings must first be reduced by the Executive's allocated portion of the cumulative remaining earnings deficit from prior years before allocation to the Executive's Retirement Account.

         2.3 Retirement Account. The Bank shall establish a Retirement Account on its books for the Executive, which shall be made up of two components as follows:

                  (a) Component A shall be equal to cumulative Allocated Earnings as of the end of the Plan Year immediately preceding the Executive's Normal Retirement Date, as determined under Section 2.2; and

                  (b) Component B shall increase equal to the accounting accruals required for Benefit B pursuant to Generally

         Accepted Accounting Principles ("GAAP"), and shall be reduced by actual Benefit B payments made to the Executive.

         2.4 Statement of Accounts. The Bank or its successor shall provide to the Executive, within one hundred twenty (120) days after each Plan Year, a statement setting forth the Retirement Account balance, as well as copies of all supporting documentation requested by the Executive showing the manner in which such Retirement Account balance is calculated.

         2.5 Accounting Device Only. The Retirement Account and Simulated Investments are solely devices for measuring amounts to be paid under this Agreement. They are not a trust fund of any kind. The Executive is a general unsecured creditor of the Bank for the payment of benefits. The benefits represent the mere Bank promise to pay such benefits. The Executive's rights are not subject in any manner to anticipation, alienation, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Executive's creditors.

                                    ARTICLE 3
                                NORMAL RETIREMENT

        3.1 Normal Retirement Benefit. Subject to the general limitations of
Article 9, upon reaching the Normal Retirement Age while in full-time employment with the Bank, the Executive shall be entitled to both Benefit A and Benefit B described in Sections 3.1.1 and 3.1.2.

                  3.1.1 Normal Retirement Benefit A. Commencing within one hundred twenty (120) days after the end of the Plan Year following the Executive's Normal Retirement Date, the Bank shall pay the Normal Retirement Benefit A ("Benefit A") to the Executive which is equal to Component A of the Executive's Retirement Account balance as of the end of the Plan Year immediately preceding the Executive's Normal Retirement Date. Benefit A shall be paid over a ten (10) year period in equal annual installments. The Bank shall credit interest at an annual rate of 7 percent, compounded monthly, on the remaining account balance during any applicable installment period.

                  3.1.2 Normal Retirement Benefit B. Commencing within one hundred twenty (120) days following the end of the Plan Year following the Executive's Normal Retirement Date, and continuing until the Executive's death, the Bank shall pay the Normal Retirement Benefit B ("Benefit B") to the Executive. Benefit B shall be paid annually in an amount calculated as follows:

    (After-tax earnings for the Plan Year on Simulated Investment Number One
                                      minus
     After-tax earnings for the Plan Year on Simulated Investment Number Two
                                      minus
               Excess Benefit A Payment as defined in section 1.6)
                                     divided
                             by the Adjustment Rate
                                   multiplied
            by the Allocation Percentage as determined by Appendix B

         If the after-tax earnings on Simulated Investment Number Two exceeds the after-tax earnings on Simulated Investment Number One (earnings deficit) for any Plan Year following the Executive's Normal Retirement Date, no payment will be made under this section. In addition, subsequent payment under this section must first be reduced by the cumulative remaining earnings deficit from prior years. Earnings shall be determined pursuant to the method set forth in Section 2.1 hereof.

                                    ARTICLE 4
                         EARLY TERMINATION OF EMPLOYMENT

         If the Executive's Termination of Employment occurs prior to Normal Retirement Age, the Bank shall pay the Executive Benefit A as described in
Section 3.1.1 and Benefit B as described in Section 3.1.2, subject to the following vesting schedule:

         EXECUTIVE'S AGE                     VESTED PERCENTAGE
                                                          0%
                                                      14.28%
                                                      28.56%
                                                      42.84%
                                                      57.12%
                                                      71.40%
                                                      85.68%
                                                     100.00%

Payment of Benefit A shall be based on Component A of the Executive's Retirement Account balance as of the end of the Plan Year immediately preceding the Executive's Normal Retirement Age, including any Allocated Earnings after the Executive's Termination of Employment. Payments shall be made in 10 equal annual installments commencing within one hundred twenty (120) days after the end of the Plan Year following the Executive's Normal Retirement Age. The Bank shall credit interest at an annual rate of 7 percent, compounded monthly, on the remaining account balance during any applicable installment period. Benefit B shall be paid annually as described in Section 3.1.2 commencing within one hundred twenty (120) days after the end of the Plan Year following the Executive's Normal Retirement Age.

                                    ARTICLE 5
                                CHANGE OF CONTROL

         If the Executive is in full-time employment with the Bank at the date of a Change of Control, the Bank shall pay Benefit A and Benefit B described in
Section 3.1.1 and 3.1.2 calculated as if the Executive has reached the Executive's Normal Retirement Age with the Bank. Such benefits shall commence upon the Executive's Normal Retirement Age.

                                    ARTICLE 6
                                   DISABILITY

         If the Executive terminates employment due to Disability prior to the Executive's Normal Retirement Age, the Bank shall pay Benefit A and Benefit B described in Section 3.1.1 and 3.1.2 calculated as if the Executive has reached the Executive's Normal Retirement Age with the Bank. Such benefits shall commence upon the Executive's Normal Retirement Age.

                                    ARTICLE 7
                                 DEATH BENEFITS

         Upon the Executive's death, the Bank shall pay to the Executive's beneficiary the Executive's Retirement Account balance (Components A and B) as of the end of the Plan Year immediately preceding the Executive's death, subject to the following vesting schedule:

         EXECUTIVE'S AGE                     VESTED PERCENTAGE
                                                          0%
                                                      14.28%
                                                      28.56%
                                                      42.84%
                                                      57.12%
                                                      71.40%
                                                      85.68%
                                                     100.00%

If the Executive terminates employment before death, the percentage shall be based on their age at termination. The Bank shall pay the death benefit as calculated above to the beneficiary in a lump sum within one hundred twenty
(120) days following the Executive's death.

                                    ARTICLE 8
                                  BENEFICIARIES

         8.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Bank. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Bank during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's surviving spouse, if any, and if none, to the Executive's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Executive's estate.

         8.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Bank may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

                                    ARTICLE 9
                               GENERAL LIMITATIONS

         9.1 Competition After Termination of Employment. The Bank shall not pay any benefit under this Agreement if the Executive, without the prior written consent of the Bank, comes to own, manage, control, participate in, consult with, render services for or be employed by, directly or indirectly, any organization chartered as a commercial bank, savings bank, savings and loan or credit union having offices in the County of Rutherford in the State of Tennessee for a period of twenty-four (24) months after the date of termination of the Executive's employment or his retirement. Nothing herein shall prohibit the Executive from being a passive owner of not more than 1 percent of the outstanding stock of any class of a corporation which is publicly traded so long as the Executive has no active participation in the business of such corporation. This section shall not apply following a Change of Control.

         9.2 Suicide or Misstatement. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement if the Executive commits suicide within two years after the date of this Agreement, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Bank.

                                   ARTICLE 10
                          CLAIMS AND REVIEW PROCEDURES

         10.1 Claims Procedure. The Bank shall notify any person or entity that makes a claim against the Agreement (the "Claimant") in writing, within ninety
(90) days of Claimant's written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Bank determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety (90) days.

         10.2 Review Procedure. If the Claimant is determined by the Bank not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the

Claimant shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within sixty (60) days after receipt of the notice issued by the Bank. Said petition shall state the specific reasons which the Claimant believes entitles him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Bank of the petition, the Bank shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Bank verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the Claimant of its decision in writing within the 60-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another sixty (60) days at the election of the Bank, but notice of this deferral shall be given to the Claimant.

                                   ARTICLE 11
                           AMENDMENTS AND TERMINATION

         This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive.

                                   ARTICLE 12
                                 ADMINISTRATION

         12.1 Administration. Unless otherwise determined by the Bank's Board of Directors ("Board"), the Board or its designee shall be the named fiduciary and shall act for the Bank under this Agreement.

         12.2 Powers of the Bank. The Bank shall have all powers necessary to administer this Agreement, including, without limitation, powers:

                  (a) to interpret the provisions of the Agreement; and

                  (b) to establish rules for the administration of the Agreement and to prescribe any forms required to administer the Agreement.

         12.3 Actions of the Bank. All determinations, interpretations, rules, and decisions of the Bank shall be conclusive and binding upon all persons having or claiming to have any interest or right under this Agreement.

                                   ARTICLE 13
                                  MISCELLANEOUS

         13.1 Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, administrators and transferees.

         13.2 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

         13.3 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

         13.4 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Tennessee, except to the extent preempted by the laws of the United States of America.

         13.5 Unfunded Arrangement. The Executive is a general unsecured creditor of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life or any other asset held in connection with this Agreement is a general asset of the Bank to which the Executive has no preferred or secured claim.


         IN WITNESS WHEREOF, the Executive and a duly authorized Bank officer have signed this Agreement.


EXECUTIVE:                                  BANK:

                                            BANK OF MURFREESBORO

                                            BY
-----------------------------------           ----------------------------------
                                            TITLE
                                                 -------------------------------


         By execution hereof, the Corporation consents to and agrees to be bound by the terms and condition of this Agreement.

ATTEST:                                     CORPORATION:

                                            MURFREESBORO BANCORP, INC.

                                            BY
-----------------------------------           ----------------------------------
                                            TITLE
                                                 -------------------------------

                             BENEFICIARY DESIGNATION


I designate the following as beneficiary of benefits under the Executive Revenue Neutral Retirement Agreement payable following my death:


Primary:
          ----------------------------------------------------------------------

--------------------------------------------------------------------------------

Contingent:
           ---------------------------------------------------------------------

--------------------------------------------------------------------------------


NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(S)
      AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.


I understand that I may change these beneficiary designations by filing a new written designation with the Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage.


Signature
            ---------------------------------
Date
       ----------------------------


Accepted by the Bank this       day of                  , 199   .
                          -----        -----------------     ---

By
    ---------------------------------------

     Title
            ---------------------------

                                   APPENDIX A
                              SIMULATED POLICY DATA
                              BANK OF MURFREESBORO

INSURED:
INSURANCE CARRIER:
POLICY #:
POLICY TYPE:                                     BCSUL1
PRODUCT NAME:                                    No Load
ISSUE DATE:                                      December 28, 1998
CLASSIFICATION:                                  Standard

INSURED:
INSURANCE CARRIER:
POLICY #:
POLICY TYPE:                                     BCSUL1
PRODUCT NAME:                                    No Load
ISSUE DATE:                                      December 28, 1998
CLASSIFICATION:                                  Standard

INSURED:
INSURANCE CARRIER:
POLICY #:
POLICY TYPE:                                     ESPIV
PRODUCT NAME:                                    No Load
ISSUE DATE:                                      December 28, 1998
CLASSIFICATION:                                  Standard

INSURED:
INSURANCE CARRIER:
POLICY #:
POLICY TYPE:                                     EXECTAC
PRODUCT NAME:                                    No Load
ISSUE DATE:                                      December 28, 1998
CLASSIFICATION:                                  Standard

INSURED:
INSURANCE CARRIER:
POLICY #:
POLICY TYPE:                                     ESPIV
PRODUCT NAME:                                    No Load
ISSUE DATE:                                      December 28, 1998
CLASSIFICATION:                                  Standard

INSURED:
INSURANCE CARRIER:
POLICY #:
POLICY TYPE:                                     ESPIV
PRODUCT NAME:                                    No Load
ISSUE DATE:                                      December 28, 1998
CLASSIFICATION:                                  Standard

INSURED:
INSURANCE CARRIER:
POLICY #:
POLICY TYPE:                                     EXECTAC
PRODUCT NAME:                                    No Load
ISSUE DATE:                                      December 28, 1998
CLASSIFICATION:                                  Standard


TOTAL INITIAL FACE AMOUNT:                       $3,985,000
AGGREGATE SINGLE PREMIUM:                        $1,500,000

                                   APPENDIX B
                              BANK OF MURFREESBORO


             EXECUTIVES                      INITIAL POINTS             INITIAL ALLOCATION PERCENT*
Other Participants

         Total                                   100.00                          100.00%


*If an Executive included above dies during a Plan Year, the Points allocated to that person above shall be eliminated and the allocated percentages shall be recalculated for that Plan Year and all subsequent Plan Years.

For example, assume the following Executives are in the plan with the following Points and Initial Allocation Percent:

      EXECUTIVES                                 POINTS                 INITIAL ALLOCATION PERCENT
Executive A                                        50                                50%
Executive B                                        30                                30%
Executive C                                        20                                20%

         Total                                    100                               100%

Executive A dies, the Points remain the same, but the Allocation Percent changes, as follows:

      EXECUTIVES                                 POINTS                 INITIAL ALLOCATION PERCENT
Executive B                                        30                           60% (30 / 50)
Executive C                                        20                           40% (20 / 50)

                               Total               50                               100%